A C N B C O R P O R A T I O N Investor Presentation Second Quarter of 2024 Nasdaq: ACNB investor.acnb.com

2 | Investor Presentation Important Information • ACNB Corporation (Nasdaq: ACNB) (“ACNB” or the “Corporation”) is the financial holding company for ACNB Bank (“ACNB Bank” or the “Bank”) and ACNB Insurance Services, Inc. (“ACNB Insurance Services,” “ACNB Insurance” or “Insurance Services”). • This presentation may contain forward-looking statements, including, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: short-term and long-term effects of inflation and rising costs on the Corporation, customers and the economy; legislative and regulatory changes; banking system instability caused by failures and continuing financial instability of certain banks which may adversely impact the Corporation and its securities and loan values, deposit stability, capital adequacy, financial condition, operations, liquidity, and results of operations; effects of governmental and fiscal policies, as well as legislative and regulatory changes; effects of new laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) and their application with which the Corporation and its subsidiaries must comply; impacts of the capital and liquidity requirements of the Basel III standards and any similar standards; effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short-term and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; effects of economic conditions particularly with regard to the negative impact of any pandemics, epidemics or health-related crises and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers' ability to repay loans; effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inflation, securities market and monetary fluctuations; risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; effects of technology changes; effects of general economic conditions and more specifically in the Corporation's market areas; failure of assumptions underlying the establishment of reserves for credit losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism or geopolitical instability; disruption of credit and equity markets; ability to manage current levels of impaired assets; loss of certain key officers; ability to maintain the value and image of the Corporation's brand and protect the Corporation's intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of the filing date of the Form 8-K that this presentation was furnished to the Securities and Exchange Commission (“SEC”). Some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements can be found in the Corporation’s most recent Annual Report on Form 10-K and most-recent Quarterly Report on Form 10-Q, which have been filed with the SEC and are available at investor.acnb.com. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8- K filed by the Corporation with the Securities and Exchange Commission. • All ACNB Corporation, ACNB Bank and ACNB Insurance Services financial data referenced herein is provided by the Corporation. ACNB data for the most recent quarter (“MRQ”) and last twelve month (“LTM”) is for periods ending June 30, 2024. • All market-pricing data (Source: S&P Capital IQ Pro) is as of August 20, 2024. • To the extent that Corporation or Bank metrics presented herein are not financial measures under generally accepted accounting principles (“GAAP”), these non-GAAP metrics will be reconciled with comparable GAAP measures in the appendix to this presentation. Investor Presentation 2Q24

Corporate Profile

Mid-Atlantic commercial bank holding company for ACNB Bank and ACNB Insurance Services, which serve businesses and communities in Pennsylvania and Maryland, including those in the Gettysburg region, its surrounding counties, and the Greater Baltimore area.

Offices in PA's Adams, Cumberland, Franklin, Lancaster and York counties and MD's Baltimore, Carroll, Frederick and Harford counties



CUMBERLAND
LANCASTER
FRANKLIN
ADAMS
YORK
PENNSYLVANIA
MARYLAND
CARROLL
FREDERICK
BALTIMORE
HARFORD

LOCATIONS

- ☆ ACNB Corporation Operations Center
- ● ACNB Bank
- ■ ACNB Bank Loan Office
- ▲ ACNB Insurance Services, Inc.

Visit acnb.com and acnbinsurance.com for specific locations.

ACNB Corporation

Ticker	Nasdaq: ACNB
Total assets	$2.5B
Total loans	$1.7B
Market capitalization	$335M
Float	~96%
Average daily volume (3-mo)	~17K
Common shares outstanding	8.55M
Institutional ownership	~34%
Insider ownership	~4%
Price/EPS (LTM)	10.72x
Price/Book Value Per Share	1.15x
Price/Tangible Book Value Per Share*	1.41x
Dividend Yield	3.26%
Share Price - 8/20/2024	$39.25
52-week high	$48.55
52-week low	$30.24
ROAA (MRQ)	1.86%
ROAE (MRQ)	16.12%
FTE NIM (MRQ)	3.82%

Market-pricing data (Source: S&P Capital IQ Pro) is as of the date provided on p. 2.
Ownership data (Source: S&P Capital IQ Pro) is most recent available; MRQ financial data.
**Non-GAAP financial measure ; Refer to the calculation on the pages titled "Reconciliation of Non-GAAP Measures" at the end of this presentation.*
Source: Company data from public filings and internal documents.

3 | Investor Presentation

4 | Investor Presentation Experienced Management Team • Proven management team with many years of experience • Approximately 250 years of combined experience Commercially Focused Loan Portfolio • Commercial loans/total loans* ratio of approximately 70% • Average commercial loan yield of 5.62%* • LPOs in attractive PA and MD growth markets Stable and Low-Cost Deposit Base • 165+ year-old bank with loyal customer base and leading market share in its core PA markets • Strong presence in affluent and dynamic MD markets • 0.79% cost of interest bearing deposits • Non-interest bearing demand deposits are approximately 26.1% of the deposit portfolio Commitment to Noninterest Income to Diversify Revenue • ~23.46% non-interest income to revenues†† driven by insurance services and wealth management • ~$670 million in assets under management or administration in wealth management Focus on Expense management to Create Efficiencies and Support Investments into Improving Customer Experience • ~21% reduction in net branch count since December 31, 2020 to 26 locations • Undertaking enterprise modernization and digital transformation Strong Profitability in Tough Operating Environment • 1.86% return on average assets (“ROAA”) and 16.12% return on average equity (“ROAE”) Actively Managing Strong Capital Position • Strong capital position provides flexibility to return capital to shareholders and fund prudent growth of the bank • 9.84% tangible common equity/tangible assets†† and regulatory ratios well above internal minimums • Recently announced strategic acquisition of Traditions Bancorp, Inc. Stable Asset Quality • 0.19% NPLs/loans • 0.00% NCOs/avg. loans • 1.02% allowance/loans and 547% allowance/NPLs Attractive Entry Point for ACNB Stock • Price to tangible book value per share†† of 141% • Dividend yield** of 3.3% Investment Highlights * C&I, CRE, multifamily, farm and construction and development loans as percentage of total loans. Yield is on a fully taxable equivalent. †† Non-GAAP financial measure ; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. ** The Corporation’s common stock dividend declared in the MRQ, annualized, as a percentage of ACNB Corporation’s closing share as of date provided on p. 2. Financial data as of or for the three months ending 6/30/24; Market-pricing data (Source: S&P Capital IQ Pro) is as of the date provided on p. 2. Source: Company data from public filings and internal documents.

5 | Investor Presentation Experienced Management Team James P. Helt President & Chief Executive Officer . 35 years In financial services 16 years At ACNB Mark Blacksten EVP, Maryland Market President 34 years In financial services 1 year At ACNB Brett D. Fulk EVP, Chief Strategy Officer 33 years In financial services 2 years At ACNB Laurie A. Laub EVP, Chief Credit & Operations Officer 22 years In financial services 19 years At ACNB Douglas A. Seibel EVP, Chief Lending and Revenue Officer 42 years In financial services 16 years At ACNB Jason H. Weber EVP, Treasurer & Chief Financial Officer 26 years In financial services 2 years At ACNB Kevin J. Hayes SVP, General Counsel, Secretary and Chief Governance Officer 12 years In legal services 8 years At ACNB Emily E. Berwager SVP, Human Resources Manager . 25 years In human resources 4 years At ACNB 21 years In financial services 1 year At ACNB Andrew Bradley SVP, Chief Risk Officer

6 | Investor Presentation ~70% Commercial† Commercially Focused Loan Portfolio • 210.5% CRE loans/total RBC* • 30.1% construction loans/total RBC* • 39.1% owner-occupied/total CRE, multifamily and farm • 5.62% average yield on commercial loans** • Long-term growth opportunities o LPOs in Hunt Valley, MD, Lancaster and York, PA o Enhanced incentives for producers o Active recruitment of new loan officers o Streamlined approval and closing process All dollar amounts in thousands and balances at period end, with Commercial and Industrial (“C&I”) loan amounts excluding PPP loans. * CRE and construction and development loans, as defined in regulatory guidance, as a % of risk-based capital, at MRQ end. ** MRQ. Yield is on a fully taxable equivalent. † C&I , CRE, multifamily, farm and construction and development loans as percentage of total loans. $1.7BN Total loans MRQ end 9% 57% 5% 29% C&I, ex PPP CRE, Multifamily & Farm C&D Other $181,438 $161,025 $178,905 $148,833 $145,870 $744,626 $786,255 $821,691 $898,708 $950,086 $59,251 $52,450 $83,283 $84,340 $89,780 $985,315 $999,730 $1,083,879 $1,131,881 $1,185,736 2020 2021 2022 2023 MRQ Source: Company data from public filings and internal documents.

Stable and Low-Cost Deposit Base

- 9.9% of bank deposits associated with top 20 unrelated relationships
- 81.3% of all bank deposits FDIC insured and/or collateralized
  - Average deposit account balance <$25,000
- ~61.3% deposit market share in Adams County and strong market presence in surrounding communities drives attractive funding profile
- ~5.3% deposit market share in MD's Frederick and Carroll counties
  - US top-65 most-affluent counties, each with median HH income > $110K†
  - Growth opportunities throughout Greater Baltimore
- Strong deposit profile
  - Non-interest bearing demand deposits totaled ~$480 million and accounted for approximately 26.1% of the deposit portfolio
  - 0.79% cost of interest bearing deposits for the MRQ
  - 91.4% loan-to-deposit ratio



97.4%
Core*
86.1%
Non-CD
26.1%
11%
3%
60%
$1.8BN
Total Deposits
MRQ end
Savings, interest checking and money market
Non-interest bearing
CDs <$250K
CDs ≥$250K

*All market share data from 6/30/23 FDIC Summary of Deposits annual report, according to S&P Capital IQ Pro; All other figures as of MRQ end. * Core deposits include all deposits except CDs ≥$250,000.*
† 2024 median household income by county, according to data from S&P Capital IQ Pro.
Source: Company data from public filings and internal documents.

7 | Investor Presentation

8 | Investor Presentation Commitment to Noninterest Income to Diversify Revenue • Linked quarter increase driven primarily by increases in insurance commissions, due to timing of policy renewals and contingent commissions received, and wealth management driven primarily by market appreciation and new business generation. • Year-over-year increase driven primarily by increases in wealth management and other; Other increase driven by a net loss on sales or calls of investment securities of $546 thousand in prior period compared to none in the current period partially offset by a gain on assets held for sale of $323 thousand in the prior period compared to none for the current period. $6.4MN Noninterest income MRQ 0 .5% $000s 2Q23 1Q24 2Q24 Insurance commissions $2,840 $2,115 $2,747 Service charges on deposits $989 $991 $1,021 Wealth management $979 $962 $1,069 Gain from mortgage loans held for sale $14 $48 $34 Earnings on investment in bank-owned life insurance $484 $477 $493 ATM debit card transactions $834 $819 $841 Other $54 $255 $222 Total noninterest income $6,194 $5,667 $6,427 Source: Company data from public filings and internal documents.

9 | Investor Presentation Fee-Generating Offerings All dollar amounts in thousands. * Income from fiduciary, investment management and brokerage activities. ** Non-GAAP financial measure ; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. In su ra n ce W e al th To ta l N o n in te re st In co m e $6,339 $6,165 $6,151 $8,307 $9,319 $47,735 $47,943 $46,508 $52,994 $61,180 2019 2020 2021 2022 2023 Insurance commissions Gross premium volume $2,469 $2,672 $3,169 $3,160 $3,644 $389,000 $436,700 $537,800 $518,800 $639,400 2019 2020 2021 2022 2023 Wealth management fees* AUM/AUA (period-end) $17,902 $20,283 $22,236 $21,918 $23,330 23.15% 21.73% 23.79% 20.81% 20.90% 2019 2020 2021 2022 2023 Total noninterest income Total noninterest income/revenue** Source: Company data from public filings and internal documents.

10 | Investor Presentation Focus on Expense Management * Non-GAAP financial measure ; Refer to the calculation on the pages titled “Reconciliation of Non-GAAP Measures” at the end of this presentation. • Year-over-year increase driven primarily by an increase to salaries and employee benefits partially offset by lower other, professional services and marketing and corporate relations expenses. • Noninterest expense for the three months ended June 30, 2024 decreased $1.3 million, or 7.2%, from the three months ended March 31, 2024; The decrease was across all expense categories. $000s 2Q23 1Q24 2Q24 Salaries and employee benefits $9,824 $11,168 $10,426 Net occupancy $1,002 $1,130 $991 Equipment $1,623 $1,729 $1,570 Other tax $305 $370 $356 Professional services $601 $616 $529 Supplies and postage $198 $191 $183 Marketing and corporate relations $159 $88 $88 FDIC and regulatory $295 $375 $348 Intangible assets amortization $360 $321 $315 Other $1,914 $1,674 $1,585 Total noninterest expense $16,281 $17,662 $16,391 55.52% 66.18% 58.69% 2Q23 1Q24 2Q24 Consolidated efficiency ratio* Source: Company data from public filings and internal documents.

Branch Network Productivity

- ~21% reduction in net branch count since the end of 2020 to 26 locations
    - Consolidated eight full-service locations since the end of 2020, including six in 2022
- Opened one new full-service location in 2022
    - New floorplan designed to support sales, advisory services and complex transactions that customers often prefer to address in person
- Continuous optimization of branch network
    - Traffic, productivity and profitability will inform ongoing consolidation decisions
- Supplementing branch network with commercial teams in cost-effective LPOs
    - Baltimore County, MD
    - Lancaster County, PA
    - York County, PA


Deposits per Branch
Period End
$66,228
$78,271
$84,576
$71,608
$70,715
2020
2021
2022
2023
MRQ

Source: Company data from public filings and internal documents.

11 | Investor Presentation

12 | Investor Presentation Strong Profitability in Tough Operating Environment • 2Q24 impacted by approximately $3.2 million reversal of the provision for credit losses and unfunded commitments R O A A R O A E N IM EP S 1.62% 1.52% 0.68% 1.12% 1.86% 2Q23 3Q23 4Q23 1Q24 2Q24 Return on Average Assets 14.74% 13.84% 6.09% 9.76% 16.12% 2Q23 3Q23 4Q23 1Q24 2Q24 Return on Average Equity 4.11% 4.01% 3.93% 3.77% 3.82% 2Q23 3Q23 4Q23 1Q24 2Q24 FTE Net Interest Margin $1.12 $1.06 $0.48 $0.80 $1.32 2Q23 3Q23 4Q23 1Q24 2Q24 Diluted Earnings Per Share Source: Company data from public filings and internal documents.

Actively Managing Strong Capital Position

- Practices reflect ACNB's ongoing and long-term commitment to maximizing shareholder value
  - Repurchased 65,266 common shares since the end of 2022
  - Increased dividend to $0.32 in 2Q24 from $0.28 in 2Q23
- Disciplined acquisition strategy
  - Compatible cultures
  - In or adjacent to current markets
  - Accretive to EPS in year one
  - Conservative TBV earnback
  - IRR greater than target's cost of capital



Capital Ratios
(MRQ end)
9.84%
12.25%
15.78%
16.07%
17.86%
5.0%
7.0%
8.5%
10.5%
TCE/TA*
Tier 1 Leverage
Common Tier 1
Tier 1 Risk-Based
Total Risk Based
Corp
Internal Minimums



3.26%
24.24%
14.29%
$0.04
$0.32
Dividend yield**
Dividend payout ratio †
2Q24 increase in regular quarterly cash dividend from 2Q23
Quarterly cash dividend



Shares repurchased
Remaining repurchase authority
61,066
4,200
190,309
2023
YTD
MRQ end

** Non-GAAP financial measure ; Refer to the calculation on the pages titled "Reconciliation of Non-GAAP Measures" at the end of this presentation.*
*** The Corporation's common stock dividend declared in 2Q24, annualized, as a percentage of ACNB Corporation's closing share as of date provided on p. 2.*
† The Corporation's common stock dividend paid in MRQ, as a percentage of MRQ earnings per share.
Source: Company data from public filings and internal documents.

13 | Investor Presentation

14 | Investor Presentation Strategic Acquisition of Traditions Bancorp, Inc. In-Market Combination Strengthening York Franchise • Strategic in-market combination, enhancing ACNB’s presence in South-Central, PA • Creates the largest community bank in Pennsylvania with less than $5 billion in total assets⁽¹⁾ • Enhances ACNB’s presence in York county, increasing its deposit market share from 2.5% to 9.3%, the 2nd largest amongst community banks with less than $25 billion in total assets(2) and expands ACNB’s branch footprint into neighboring Lancaster county • Continues execution of ACNB’s multi-year strategic plan for inorganic growth while bolstering potential for future organic growth • Traditions’ mortgage banking unit complements ACNB’s existing insurance and wealth management sources of non-interest income, providing future revenue and loan growth Financially Accretive to All Shareholders • Financially compelling transaction • Pro forma Assets of $3.3 billion, Gross Loans of $2.4 billion and Deposits of $2.6 billion • Immediate realization of substantial earnings per share accretion; ~29.1% in 2025 and ~29.6% in 2026 • Tangible book value dilution of approximately 9.2% with a conservative tangible book value earnback period of approximately 2.25 years • Pro forma capital levels remain well in excess of internal minimums and those required to be categorized as well capitalized by our regulators • Internal rate of return (“IRR”) greater than 15% • Balance sheet optimization and additional revenue synergies identified but not modeled Low-Risk Transaction • Low integration and execution risk, reflecting a shared operational philosophy driven by a commitment to clients, community, employees and shareholders • Significant cultural alignment, allowing ACNB to further its franchise value focused on a commitment to community banking • Thorough due diligence completed, complemented by ACNB’s prior M&A experience • ACNB and Traditions utilize the same core processor, making for a seamless anticipated integration process • Responsible credit practices evidenced by a history of strong asset quality metrics 14 1) Financial data as of the most recently available quarter. 2) Includes banks with less than $25B in total assets as of the most recently available quarter. Note: Deposit market share information as of June 30, 2023.Source: 8K filed on 7/24/2024.

15 | Investor Presentation Ample Liquidity Position • Actively monitoring, managing and projecting our liquidity needs to minimize our liquidity risk o Liquidity monitored daily • Stable, durable and relationship-based core deposits continue to be ACNB Bank’s primary source of liquidity o 91.4% loan/deposit ratio o 15.5% unencumbered securities, cash and cash equivalents/assets ratio • ACNB’s banking subsidiary could borrow approximately $900.8 million from the FHLB of which approximately $639.6 million was available at 6/30/24 • Fed Funds line capacity at ACNB’s banking subsidiary was $192.0 million of which the full amount was available at 6/30/24 • ACNB’s banking subsidiary could borrow approximately $63.0 million from the Discount Window of which the full amount was available at 6/30/24 Source: Company data from public filings and internal documents. 75.4% 60.6% 70.0% 87.4% 91.4% 17.7% 29.1% 17.1% 14.5% 15.5% 12/31/20 12/31/21 12/31/22 12/31/23 MRQ end Loans/Deposits Unencumbered Securities, Cash & Cash Equivalents /Assets

16 | Investor Presentation Stable Asset Quality • Committed to sound credit risk management, including conservative and disciplined underwriting practices, timely credit administration process and proactive customer relationship management All dollar amounts in thousands; non-performing loans consist of nonaccrual loans and 90+ days past due and still accruing. * NCOs annualized. $3,659 $3,594 $4,173 $3,935 $3,136 0.23% 0.22% 0.26% 0.24% 0.19% 2Q23 3Q23 4Q23 1Q24 2Q24 Non-Performing Loans NPLs/Loans $64 $134 $81 $20 $20 0.02% 0.03% 0.02% 0.00% 0.00% 2Q23 3Q23 4Q23 1Q24 2Q24 Net Charge Offs NCOs*/Average Loans $19,148 $19,264 $19,969 $20,172 $17,162 1.22% 1.19% 1.23% 1.21% 1.02% 2Q23 3Q23 4Q23 1Q24 2Q24 Allowance for Credit Losses Allowance/Loans 523% 536% 479% 513% 547% Allowance/NPLs Source: Company data from public filings and internal documents.

17 | Investor Presentation Appendix

18 | Investor Presentation $744,626 $786,255 $821,691 $898,708 $950,086 $181,438 $161,025 $178,905 $148,833 $145,870 $59,251 $52,450 $83,283 $84,340 $89,780 $104,610 $92,763 $84,142 $91,034 $85,644 $407,025 $348,868 $359,378 $395,482 $400,358$18,541 $1,648,818 $1,470,620 $1,538,733 $1,628,268 $1,681,401 2020 2021 2022 2023 MRQ PPP 1-4 family HELOC Consumer C&D C&I, ex PPP CRE, Multifamily & Farm ~70% Commercial* Diversified Loan Portfolio • Average loan balance ~$169k as of 6/30/24 • Average Commercial* loan balance ~$363k as of 6/30/24 All dollar amounts in thousands and balances at period end, with commercial and industrial (C&I) loan amounts excluding PPP loans. * C&I , CRE, multifamily, farm and construction and development loans as percentage of total loans. $1.7BN Total loans MRQ end $138,717 9% 57% 5% 5% 24% 1% Source: Company data from public filings and internal documents.

19 | Investor Presentation Apartments 5.7% Hotel/Motel/B&B 10.1% Office Complex 10.3% Rental Units - Retail/Mixed Use/Commercial 15.1% Other Real Estate 5.4% Strip Mall 4.2% Warehouse 5.3% Restaurant 3.3% Farming 5.9% Retail 2.7% Manufacturers 4.7% Non-Profit 4.6% Service Industry 6.6% Other 16.1% CRE Breakdown Includes multifamily and farm; MRQ. (1) Constitutes over 40 loan categories that do not fit into the categories presented. 1 Source: Company data from public filings and internal documents.

20 | Investor Presentation This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). The Corporation has presented the following non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporations' results of operations and financial condition. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP financial measures. Reconciliation of Non-GAAP Measures 20

21 | Investor Presentation Reconciliation of Non-GAAP Measures 21 Source: Company data from public filings and internal documents. $ in 000's, except per share amounts 6/30/2023 9/30/2023 12/31/2023 3/31/2024 6/30/2024 Tangible book value per share Stockholders' equity $257,069 $255,638 $277,461 $279,920 $289,331 Less: Goodwill and intangible assets ($53,797) ($53,619) ($53,267) ($52,946) ($52,631) Tangible common stockholders’ equity (numerator) $203,272 $202,019 $224,194 $226,974 $236,700 Shares outstanding, less unvested shares, end of period (denominator) 8,528,782 8,488,446 8,478,460 8,501,137 8,507,191 Tangible book value per share $23.83 $23.80 $26.44 $26.70 $27.82 Tangible common equity to tangible assets (TCE/TA Ratio) Stockholders' equity $257,069 $255,638 $277,461 $279,920 $289,331 Less: Goodwill and intangible assets ($53,797) ($53,619) ($53,267) ($52,946) ($52,631) Tangible common stockholders’ equity (numerator) $203,272 $202,019 $224,194 $226,974 $236,700 Total assets $2,378,151 $2,388,522 $2,418,847 $2,414,288 $2,457,753 Less: Goodwill and intangible assets ($53,797) ($53,619) ($53,267) ($52,946) ($52,631) Total tangible assets (denominator) $2,324,354 $2,334,903 $2,365,580 $2,361,342 $2,405,122 Tangible common equity to tangible assets (TCE/TA Ratio) 8.75% 8.65% 9.48% 9.61% 9.84% Three Months Ended,

Reconciliation of Non-GAAP Measures

ACNB Corporation

$ in 000's	Three Months Ended,				
	6/30/2023	9/30/2023	12/31/2023	3/31/2024	6/30/2024
Efficiency Ratio					
Non-interest expense	$16,281	$16,336	$17,173	$17,662	$16,391
Less: Intangible amortization	$360	$352	$352	$321	$315
Less: Loss on MD Title Investment	$142	$0	$0	$0	$0
Non-interest expense (numerator)	$15,779	$15,984	$16,821	$17,341	$16,076
Net interest income	$21,990	$21,745	$21,493	$20,593	$20,964
Plus: Total non-interest income	$6,194	$6,297	$970	$5,667	$6,427
Less: Net (losses) gains on sales or calls of securities	($546)	$0	($4,501)	$69	$0
Less: Net (losses) gains on equity securities	($15)	($27)	$40	($10)	$1
Less: Gain on assets held for sale	$323	$14	$0	$0	$0
Total revenue (denominator)	$28,422	$28,055	$26,924	$26,201	$27,390
Efficiency ratio	**55.52%**	**56.97%**	**62.48%**	**66.18%**	**58.69%**
Noninterest income/revenue					
Noninterest Income	$6,194	$6,297	$970	$5,667	$6,427
Less: Net (losses) gains on sales or calls of securities	($546)	$0	($4,501)	$69	$0
Less: Net (losses) gains on equity securities	($15)	($27)	$40	($10)	$1
Less: Gain on assets held for sale	$323	$14	$0	$0	$0
Noninterest Income (Numerator)	$6,432	$6,310	$5,431	$5,608	$6,426
Net Interest Income	$21,990	$21,745	$21,493	$20,593	$20,964
Plus: Noninterest Income	$6,432	$6,310	$5,431	$5,608	$6,426
Revenue (Denominator)	$28,422	$28,055	$26,924	$26,201	$27,390
Noninterest income/revenue	**22.63%**	**22.49%**	**20.17%**	**21.40%**	**23.46%**

22 | Investor Presentation

Source: Company data from public filings and internal documents.

23 | Investor Presentation Reconciliation of Non-GAAP Measures 23 $ in 000's 2019 2020 2021 2022 2023 Noninterest income/revenue Noninterest Income $18,169 $20,090 $22,776 $21,807 $18,445 Less: Gain on life insurance proceeds $0 $0 $101 $0 $0 Less: Net (losses) gains on sales or calls of securities $0 $0 $0 ($234) ($5,240) Less: Net (losses) gains on equity securities $267 ($193) $439 ($298) $18 Less: Gain on assets held for sale $0 $0 $0 $0 $337 Less: Net gains on sale of low income housing partnership $0 $0 $0 $421 $0 Noninterest Income (Numerator) $17,902 $20,283 $22,236 $21,918 $23,330 Net Interest Income $59,418 $73,068 $71,244 $83,425 $88,320 Plus: Noninterest Income $17,902 $20,283 $22,236 $21,918 $23,330 Revenue (Denominator) $77,320 $93,351 $93,480 $105,343 $111,650 Noninterest income/revenue 23.15% 21.73% 23.79% 20.81% 20.90% Years Ended December 31, Source: Company data from public filings and internal documents.

24 | Investor Presentation ACNB Corporation Investor Relations Contact Jason H. Weber Executive Vice President, Treasurer & Chief Financial Officer ACNB Corporation 16 Lincoln Square Gettysburg, PA 17325 investor.relations@acnb.com 717-339-5090 Investor Presentation